EXHIBIT 10.38

CONSIGNMENT AGREEMENT

This Agreement (the "Agreement") is made and entered into as of May 31, 2013 by and between Renovis Surgical Technologies, a California Corporation ("Manufacturer"), and CPM Medical Consultants, LLC. ("Distributor") (collectively the "Parties").

RECITALS

A.Manufacturer is in the business of designing, manufacturing and distributing products and instruments for trauma, spine, and orthopedic surgery.

B.Distributor is in the business of distributing orthopedic, spine and trauma products.

C.Distributor is in need of adequate Manufacturer's "Consigned Inventory" to conduct its business on behalf of Manufacturer.

NOW, THEREFORE, for and in consideration of the mutual promises contained herein and intending to be legally bound hereby, the Parties covenant and agree as set forth below.

TERMS AND CONDITIONS OF CONSIGNED IMPLANTS AND INSTRUMENTATION

1.

Consigned Sets. For purposes hereof, the Consigned Inventory shall include the products set forth in Exhibit A, as may be modified from time to time as reflected in Manufacturer records. The products in the Consigned Inventory may change over the course of the Term based on Distributor's business needs. With respect to all Consigned Inventory, the Manufacturer shall retain all right and title to all implants and instruments in the Consigned Inventory. Manufacturer shall maintain all records of the products (instruments and Implants) contained in the Consigned Inventory upon release to the Distributor. The Distributor shall be responsible for the safekeeping and return of all such inventory in the Consignment (as set forth in this agreement).

2.

Value and Management of Consigned Inventory. Distributor may deliver the Consigned Inventory to a Hospital or Surgery Center on loan in the ordinary course of its business and be subject to the terms and conditions of that institution. Title to and all other rights, title and interest in the instruments and implants in the Consigned Inventory shall remain with the Manufacturer unless the Distributor or Healthcare facility should purchase any implant or instrument within the Consigned Inventory.

3.

Records and Billing. Distributor shall keep accurate and complete records with respect to the Consigned Inventory (including, without limitation to, the location thereof) and Manufacturer shall have the right, upon reasonable notice given, to review and inspect such records. Manufacturer reserves the right to audit Consigned Inventory during the Term. If any such audit reveals a shortfall based on Manufacturers records, Distributor shall be invoiced and shall pay for such shortfall.

4.

Care of Consigned Inventory: Risk of Loss; Pledge of Consigned Inventory. Distributor shall be responsible for the care and safekeeping of all Consigned Inventory and shall be responsible for any loss of damage thereto and shall not pledge or otherwise encumber any of the Consigned Inventory. All costs associated with the loss or damage of any of the Consigned Inventory shall be borne by Distributor. All costs associated with the transportation of any or all of the Consigned Inventory during the normal course of Distributor's business shall be the responsibility of the Distributor. All costs associated with any instruments that have become unusable due to normal wear and tear, as determined by the Manufacturer, shall be borne by the Manufacturer.

5.

Return of Consigned Inventory. Upon termination or expiration of the Agreement, Distributor shall return, or cause to be returned, at its own cost and expense, Consigned Inventory to Manufacturer within thirty (thirty) days after such termination or expiration. Upon failure of Distributor to return any such Consigned Inventory, Distributor shall be obligated to purchase the missing inventory pursuant to the terms and conditions set forth in the Agreement.

6.

Assignment. This Agreement, the rights granted herein, and the performance hereof may be assigned by the Manufacturer upon written Notice to the Distributor. The Distributor may not assign this Agreement, or the rights and obligations hereunder, to an affiliate or subsidiary of Distributor without the prior written consent of the Manufacturer.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

MANUFACTURER
By: ______________________________________
Name: ___________Trace Cawley ___________
Title: ______VP Sales & Markeing, Spine______
DISTRIBUTOR
By: _____________________________________
Name: ___________________________________
Title: ____________________________________

EXHIBIT 10.38

Exhibit A

Consigned Inventory

•	Tesera SA
•	PEEK SA
•	Tesera P/T/ST

3